EXHIBIT 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350

The undersigned hereby certifies that, to the best of his knowledge, (i) the foregoing Quarterly report on Form 10-QSB filed by Yadkin Valley Company (the “Registrant”) for the quarter ended March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 10, 2004	S/ David S. Perry
David S. Perry, President (principal executive and financial officer)